SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 10, 2010

Commission File Number: 0-21092

OCTuS, Inc.
(Exact name of registrant as specified in its charter)

Nevada	33-0013439
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

2020 Research Park Drive, Suite 110 Davis CA 95618
(Address of principal executive offices) (Zip Code)

(530) 564-0200
(Registrant's Telephone Number, Including Area Code)

(Former name and address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CF1R 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 – Financial Information

Item 2.01 Completion of Acquisition or Disposition of Assets.

On June 10, 2010, OCTuS, Inc. (“OCTuS”) entered into an Asset Purchase Agreement and related agreements with Quantum Energy Solutions, Inc., a California corporation (“Quantum”).  Effective June 30, 2010, the acquisition of Quantum has been accounted for using purchase accounting since OCTuS acquired substantially all of the assets, debts, employees, intangible contracts and business of Quantum.

The purchase price included 150,000 shares of OCTuS common stock, valued at $7,500 on the date of the transaction closing which was June 10, 2010, at $0.05 per share, plus assumption of approximately $62,891 in accounts payable and accrued expenses; assumption of a line of credit facility with a balance of $45,253 and assumption of advances from the seller of $130,000.

OCTuS entered into various employment and consulting arrangements with Quantum employees and a former owner where OCTuS issued 700,000 stock options to purchase common stock at exercise prices ranging from $0.06 to $0.11 per share.  OCTuS estimated the fair market value of these stock options to be $38,513 using a Black Scholes pricing model and will be amortized over the future requisite service periods.

On June 10, 2010, OCTuS entered into a three-year promissory note with the former principal owner of Quantum in the amount of $130,000.  The note has a simple interest rate of 6% per year.  No later than the 10th day of each month, OCTuS shall pay 36 equal monthly payments of $3,955 for principal and interest (assuming no further principal payments are made as further described) and make principal reduction payments as may occur of 10% of the gross margin of revenue received over the prior 30 days from projects initiated by former Quantum employees or principals.  OCTuS may prepay any or this entire note and accrued interest with no penalty any time before the maturity of the note.  In June 2010, the former principal of Quantum and OCTuS agreed to assign this note to a trust administered by the former principal owner of Quantum.    In addition, OCTuS purchased the outstanding balance of $43,253 owed under a line of credit facility with a variable interest rate currently at 7.25%.  The total line of credit capacity is $50,000, but OCTuS can not borrow under the line of credit.

Item 9.01 Financial Statements and Exhibits.

Exhibit 99.1	Audited Financial Statements of Quantum Energy Solutions, Inc. for the years ended December 31, 2009 and 2008

Exhibit 99.2	Unaudited Financial Statements of Quantum Energy Solutions, Inc. for the three months ended March 31, 2010 and 2009

Exhibit 99.3	Unaudited Pro Forma Combined Condensed Financial Statements of OCTuS, Inc. and Quantum Energy Solutions, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 8, 2011	OCTUS INC.

	By:	/S/ Christian J. Soderquist
Christian J. Soderquist, Chief Executive Officer